EXHIBIT 99.1

WisdomTree Announces Third Quarter 2015 Results

Net income up 119.2% year-over-year to $23.3 million or diluted EPS $0.17

Revenues up 71.4% year-over-year to $80.8 million

U.S. pre-tax margin of 52%; consolidated pre-tax margin of 49%

Declares $0.08 quarterly dividend and $0.25 special dividend

New York, NY – (GlobeNewswire) – October 30, 2015 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $23.3 million for the third quarter of 2015 or $0.17 per share on a fully diluted basis. This compares to $10.6 million in the third quarter of 2014 and $24.2 million for the second quarter of 2015.

WisdomTree CEO and President Jonathan Steinberg said, “WisdomTree generated strong financial results and achieved a solid third quarter despite a challenging market environment. These results reflect our overall financial strength and demonstrate the profitable, scalable and highly efficient nature of our operating model.”

Mr. Steinberg continued, “WisdomTree is ideally positioned for the future of asset management, as we continue to enhance our global ETF platform through investments in headcount, product and client-facing services. The structural shift to passive investing and ETFs is continuing, the appetite for investment innovations like Smart Beta and Currency Hedging is growing and a decisive move toward greater transparency in financial products and advice is more pronounced than ever. These are all trends that will continue to be advantageous to WisdomTree going forward.”

Mr. Steinberg concluded, “In reflection of our growing financial resources, we are pleased to further enhance our capital management program through the addition of a $0.25 special dividend. We first instituted a $0.08 regular quarterly dividend and a $100 million share buyback program in the third quarter of 2014. Since that time we have achieved robust growth in assets, revenues and earnings while continuing to make investments for future growth. We are demonstrating an ability to profitably grow the business, reinvest for future growth and return surplus capital to our shareholders.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
Operating Highlights	Sept. 30, 2015	Jun. 30, 2015	Sept. 30, 2014	Jun. 30, 2015	Sept. 30, 2014
U.S. listed ETFs ($, in billions):
AUM	$53.0	$61.3	$35.8	(13.5%)	48.1%
Net inflows/(outflows)	($0.7)	$6.6	$0.7	n/a	n/a
Average AUM	$59.6	$61.2	$35.6	(2.6%)	67.6%
Average advisory fee	0.53%	0.53%	0.52%	—	+0.01
Market share of U.S. industry inflows	n/a	15.9%	1.5%	n/a	n/a
European listed ETPs ($, in millions):
AUM	$695.7	$612.7	$123.2	13.6%	464.7%
Net inflows	$258.8	$194.6	$19.2	33.0%	1,246.3%
Average advisory fee	0.69%	0.68%	0.79%	+0.01	-0.1
Financial Highlights ($, in millions, except per share amounts):
Consolidated Results:
Total revenues	$80.8	$81.6	$47.1	(1.0%)	71.4%
Pre-tax income	$39.5	$40.9	$20.3	(3.4%)	95.2%
Net income	$23.3	$24.2	$10.6	(3.7%)	119.2%
Diluted earnings per share	$0.17	$0.18	$0.08	-$0.01	+$0.09
Pre-tax margin	49.0%	50.2%	43.0%	-1.2	+6.0
U.S. listed ETFs:
Gross margin[1] (non-GAAP)	87.2%	86.4%	82.2%	+0.8	+5.0
Pre-tax margin	52.3%	53.2%	46.6%	-0.9	+5.7

[1]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

	Nine Months Ended
Operating Highlights	Sept. 30, 2015	Sept. 30, 2014	Change
U.S. listed ETFs ($, in billions):
AUM	$53.0	$35.8	48.1%
Net inflows	$19.5	$0.6	3,254.7%
Average AUM	$55.7	$34.5	61.4%
Average advisory fee	0.53%	0.52%	+0.01
Market share of U.S. industry inflows	13.8%	0.5%	+13.3
European listed ETPs ($, in millions):
AUM	$695.7	$123.2	464.7%
Net inflows	$627.6	$36.9	1,601.7%
Average advisory fee	0.70%	0.80%	-0.1
Financial Highlights ($, in millions, except per share amounts):
Consolidated Results:
Total revenues	$222.5	$134.2	65.8%
Pre-tax income	$101.5	$56.9	78.5%
Net income	$59.5	$51.4	15.7%
Diluted earnings per share	$0.43	$0.37	+0.06
Pre-tax margin	45.6%	42.4%	+3.2
U.S. listed ETFs:
Gross margin[2] (non-GAAP)	85.8%	81.1%	+4.7
Pre-tax margin	48.8%	44.9%	+3.9

[2]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

Recent Business Developments

•	On October 30, 2015, the Company announced it will enter the Commodity ETF space through the acquisition of The GreenHaven Commodity Funds: the GreenHaven Continuous Commodity Index Fund (GCC) and the GreenHaven Coal Fund (TONS)

•	On October 29, 2015, the Company announced the launch of the WisdomTree Europe Local Recovery Fund (EZR), the WisdomTree Strong Dollar Emerging Markets Equity Fund (EMSD) and the WisdomTree Global ex-U.S. Hedged Real Estate Fund (HDRW)

•	WisdomTree Europe:

•	Listed the WisdomTree UK Equity Income UCITS ETF (WUKD) in London on the London Stock Exchange on October 8, 2015; and listed the WisdomTree Emerging Asia Equity Income UCITS ETF (DEMA) in London on the London Stock Exchange on October 12, 2015, and in Italy on Borsa Italiana and in Germany on Börse Xetra on October 15, 2015.

•	Listed two Boost ETPs in Italy on Borsa Italiana on October 19, 2015.

Assets Under Management and Net Inflows

U.S. listed ETF assets under management (“AUM”) was $53.0 billion at the end of the third quarter, up 35.0% for the year and up 48.1% from the third quarter of last year primarily due to record net inflows. However, AUM declined 13.5% from the end of the second quarter of this year due to $7.6 billion of negative market movement as well as $0.7 billion of net outflows, primarily in our emerging market ETFs.

European listed AUM increased to $695.7 million at the end of the third quarter, up from the third quarter of last year and the second quarter of this year primarily due to net inflows, partially offset by negative market movement.

Performance

In evaluating the performance of our U.S. listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 91% of the $52.4 billion invested in our ETFs and 55% (33 of 60) of our ETFs outperformed their comparable Morningstar average since inception as of September 30, 2015.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Third Quarter Financial Discussion

Revenues

Total revenues increased 71.4% from the third quarter of 2014 primarily due to higher average AUM from strong inflows. Total revenues declined 1.0% from the second quarter of 2015 primarily due to lower average AUM due to negative market movement in our U.S. listed ETFs. Revenues from our European listed ETPs increased to $1.3 million from $0.2 million in the third quarter of 2014 primarily due to higher inflows into our Boost branded ETPs. The average advisory fee for our U.S. listed ETFs increased to 0.53% as compared to 0.52% for the third quarter of 2014 and was flat compared to the second quarter of 2015.

Margins

Gross margin for our U.S. listed ETFs, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 87.2% in the third quarter of 2015 as compared to 82.2% in the third quarter of 2014 primarily due to higher average AUM. Gross margins increased from the second quarter of 2015 due to lower regulatory fees as a result of net outflows in the quarter.

Consolidated pre-tax margin was 49.0% in the third quarter of 2015. Pre-tax margin for our U.S. listed ETFs was 52.3% on average U.S. listed AUM of $59.6 billion.

Expenses

Total expenses increased 53.5% from the third quarter of 2014 and 1.5% compared to the second quarter of 2015 to $41.2 million. Included in the quarter was $3.3 million of expenses associated with our European listed ETPs.

•	Compensation and benefits expense increased 94.3% from the third quarter of 2014 to $19.4 million due to higher accrued incentive compensation as a result of record setting inflow levels, increased headcount related expenses to support our growth and higher stock based compensation due to equity granted as part of incentive compensation. Included in the quarter was $1.5 million in compensation costs for employees associated with our European listed ETPs.

This expense increased 4.0% compared to the second quarter of 2015 primarily due to higher headcount related costs as part of our strategic growth initiatives. Payroll related taxes were higher in the third quarter due to bonus payments and employees exercising stock options.

•	Fund management and administration expense increased 24.3% from the third quarter of 2014 to $10.5 million. This increase was primarily due to higher average AUM, inflow levels and number of U.S. ETFs. We also incurred additional costs for our European listed ETPs as a result of launching our WisdomTree UCITS ETFs in the fourth quarter of 2014. We had 79 U.S. listed ETFs and 74 European listed ETPs at the end of the quarter.

This expense decreased 6.1% compared to the second quarter of 2015 primarily due to lower regulatory fees as a result of net outflows in the quarter.

•	Marketing and advertising expense increased 6.9% from the third quarter of 2014 primarily due to higher levels of advertising related activities to support our growth. This expense was relatively unchanged compared to the second quarter of 2015.

•	Sales and business development expense increased 90.6% from the third quarter of 2014 and 17.4% from the second quarter of 2015 to $2.4 million primarily due to higher spending for sales related activities.

•	Professional and consulting fees increased 13.5% from the third quarter of 2014 to $1.6 million primarily due to advisory fees associated with our acquisition of Greenhaven ETFs as well as higher technology related initiatives. This expense was relatively unchanged compared to the second quarter of 2015.

•	Occupancy, communications and equipment expense increased 34.1% compared to the third quarter of 2014 and 25.5% compared to the second quarter of 2015 primarily due to technology equipment spending initiatives and higher rent expense due to higher property taxes.

•	Depreciation and amortization expense was also relatively unchanged at $0.2 million as compared to the third quarter of 2014 and second quarter of 2015.

•	Third-party sharing arrangements expense increased 159.4% compared to the third quarter of 2014 primarily due to fees for listing our ETFs on a third party platform. This expense was relatively unchanged compared to the second quarter of 2015.

•	Acquisition contingent payment expense was $0.2 million in the third quarter of 2015. This represents the current expense accrual for expected payments due to the former Boost shareholders related to our acquisition in April 2014 and is primarily driven by increased AUM derived from our European business.

•	Other expenses increased 44.3% from the third quarter of 2014 and 7.4% from the second quarter of 2015 to $1.6 million primarily due to higher general and administrative spending.

•	Income tax expense was $16.2 million for the third quarter of 2015. The effective tax rate on our U.S. listed ETF business was 39.1% in the third quarter. The Company’s overall effective tax rate was 41.1% due to the non-deductibility of losses in our European ETP business. These losses may be recognized in the future after the European business is profitable.

Balance Sheet

As of September 30, 2015, the Company had total assets of $292.4 million which consisted primarily of cash and cash equivalents and investments of $235.6 million. There were approximately 136.7 million shares of common stock outstanding as of September 30, 2015. Fully diluted weighted average shares outstanding were 138.2 million for the third quarter.

Dividend and Share Buyback

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of the Company’s common stock. The dividend will be paid on November 25, 2015 to stockholders of record as of the close of business on November 11, 2015.

The Company’s Board of Directors also declared a special cash dividend of $0.25 per share of the Company’s common stock. The dividend will be paid on November 25, 2015 to stockholders of record as of the close of business on November 11, 2015.

The Company purchased 329,635 shares for $8.4 million in the third quarter of 2015.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, October 30, 2015 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	timing of payment of our cash income taxes;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	Recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Challenging global market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•	We derive a substantial portion of our revenue from a limited number of products – in particular two funds, the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the AUM of those funds.

•	Most of our AUM are held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	We derive a substantial portion of our revenue from international hedged equity ETFs and are exposed to the market-specific political and economic risks, as well as general investor sentiment regarding monetary policy of those markets.

•	We derive a substantial portion of our revenue from products invested in securities of Japanese and European companies and are exposed to the market-specific political and economic risks, as well as general investor sentiment regarding future growth of those markets and currency fluctuations.

•	We derive a significant portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•	Many of our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•	We depend on third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $58.1 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

Contact Information:

WisdomTree Investments, Inc.

Stuart Bell / Jessica Zaloom

+1.917.267.3702 / +1.917.267.3735

sbell@wisdomtree.com / jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,	%
	2015	2015	2014	2015	2014	2015	2014	Change
Revenues:
Advisory fees	$80,520	$81,320	$46,942	-1.0%	71.5%	$221,709	$133,489	66.1%
Other income	233	239	172	-2.5%	35.5%	744	673	10.5%

Total revenues	80,753	81,559	47,114	-1.0%	71.4%	222,453	134,162	65.8%

Expenses:
Compensation and benefits	19,407	18,669	9,990	4.0%	94.3%	57,677	26,896	114.4%
Fund management and administration	10,519	11,208	8,465	-6.1%	24.3%	31,895	25,451	25.3%
Marketing and advertising	3,573	3,628	3,341	-1.5%	6.9%	10,277	8,645	18.9%
Sales and business development	2,438	2,076	1,279	17.4%	90.6%	6,414	4,307	48.9%
Professional and consulting fees	1,570	1,604	1,383	-2.1%	13.5%	4,637	5,018	-7.6%
Occupancy, communications and equipment	1,183	943	882	25.5%	34.1%	3,044	2,635	15.5%
Depreciation and amortization	253	223	207	13.5%	22.2%	696	600	16.0%
Third party sharing arrangements	485	497	187	-2.4%	159.4%	1,265	312	305.4%
Acquisition contingent payment	172	264	—	-34.8%	n/a	693	—	n/a
Other	1,620	1,509	1,123	7.4%	44.3%	4,364	3,429	27.3%

Total expenses	41,220	40,621	26,857	1.5%	53.5%	120,962	77,293	56.5%

Income before taxes	39,533	40,938	20,257	-3.4%	95.2%	101,491	56,869	78.5%
Income tax expense	16,245	16,766	9,634	—	—	41,969	5,440	—

Net income	$23,288	$24,172	$10,623	-3.7%	119.2%	$59,522	$51,429	15.7%

Income before taxes per share - basic	$0.29	$0.30	$0.15			$0.75	$0.43
Income before taxes per share - diluted	$0.29	$0.30	$0.15			$0.74	$0.41

Net income per share - basic	0.17	$0.18	$0.08			$0.44	$0.39
Net income per share - diluted	0.17	$0.18	$0.08			$0.43	$0.37

Weighted average common shares - basic	136,582	135,895	131,778			135,527	131,418
Weighted average common shares - diluted	138,181	137,951	138,346			137,833	138,476

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

NON-GAAP SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	U.S.	European
	Listed	Listed		U.S. Listed Business
	Business	Business	Total				% Change From
	Q3/15	Q3/15	Q3/15	Q3/15	Q2/15	Q3/14	Q2/15	Q3/14
Revenues
Advisory fees	$79,242	$1,278	$80,520	$79,242	$80,409	$46,659	-1.5%	69.8%
Other income	230	3	233	230	238	224	-3.4%	2.7%

Total revenues	79,472	1,281	80,753	79,472	80,647	46,883	-1.5%	69.5%
Expenses
Compensation and benefits	17,915	1,492	19,407	17,915	17,437	9,250	2.7%	93.7%
Fund management and administration	9,666	853	10,519	9,666	10,462	8,139	-7.6%	18.8%
Marketing and advertising	3,156	417	3,573	3,156	3,256	3,244	-3.1%	-2.7%
Sales and business development	2,419	19	2,438	2,419	2,048	1,185	18.1%	104.1%
Professional and consulting fees	1,414	156	1,570	1,414	1,541	945	-8.2%	49.6%
Occupancy, communications and equipment	1,079	104	1,183	1,079	889	809	21.4%	33.4%
Depreciation and amortization	249	4	253	249	221	206	12.7%	20.9%
Third party sharing arrangements	485	—	485	485	497	187	-2.4%	159.4%
Acquisition contingent payment	—	172	172	—	—	—	n/a	n/a
Other	1,517	103	1,620	1,517	1,413	1,088	7.4%	39.4%

Total expenses	37,900	3,320	41,220	37,900	37,764	25,053	0.4%	51.3%

Income/(loss) before taxes	41,572	(2,039)	39,533	41,572	42,883	21,830	-3.1%	90.4%
Income tax expense/(benefit)	16,263	(18)	16,245	16,263	16,785	9,662	-3.1%	n/a

Net income/(loss)	$25,309	$(2,021)	$23,288	$25,309	$26,098	$12,168	-3.0%	108.0%

Pretax margin	52.3%		49.0%

Gross margin	87.2%		86.4%

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$211,992	$165,284
Accounts receivable	25,514	18,176
Deferred tax asset, net	10,297	3,872
Other current assets	2,958	1,708

Total current assets	250,761	189,040

Fixed assets, net	11,279	10,356
Investments	23,651	13,990
Deferred tax asset, net	4,326	5,618
Goodwill	1,676	1,676
Other noncurrent assets	723	71

Total assets	$292,416	$220,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$11,245	$9,983
Compensation and benefits payable	21,875	14,333
Accounts payable and other liabilities	6,420	5,115

Total current liabilities	39,540	29,431

Other noncurrent liabilities:
Acquisition payable	2,449	1,757
Deferred rent payable	5,213	5,278

Total liabilities	47,202	36,466

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 138,398 and 134,959;	1,384	1,350
outstanding: 136,727 and 133,445;
Additional paid-in capital	243,410	209,216
Accumulated other comprehensive loss	(7)	(53)
Retained earnings/(accumulated deficit)	427	(26,228)

Total stockholders’ equity	245,214	184,285

Total liabilities and stockholders’ equity	$292,416	$220,751

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2015	2014
Cash flows from operating activities:
Net income	$59,522	$51,429
Non-cash items included in net income:
Income tax expense	40,573	5,396
Depreciation and amortization	696	600
Stock-based compensation	7,878	6,122
Deferred rent	(26)	1,620
Accretion to interest income and other	9	(76)
Changes in operating assets and liabilities:
Accounts receivable	(7,253)	2,049
Other assets	(1,892)	(811)
Deferred acquisition contingent payment	693	—
Fund management and administration payable	1,216	(1,579)
Compensation and benefits payable	7,402	(7,510)
Accounts payable and other liabilities	1,330	(590)

Net cash provided by operating activities	110,148	56,650

Cash flows from investing activities:
Purchase of fixed assets	(1,606)	(4,580)
Purchase of investments	(11,353)	(1,384)
Cash acquired on acquisition	—	1,349
Proceeds from the redemption of investments	1,681	868

Net cash used in investing activities	(11,278)	(3,747)

Cash flows from financing activities:
Dividends paid	(32,867)	—
Shares repurchased	(23,689)	(6,259)
Proceeds from exercise of stock options	4,471	341

Net cash used in financing activities	(52,085)	(5,918)

Decrease in cash flows due to changes in foreign exchange rate	(77)	(14)

Net increase in cash and cash equivalents	46,708	46,971
Cash and cash equivalents - beginning of period	165,284	104,316

Cash and cash equivalents - end of period	$211,992	$151,287

Supplemental disclosure of cash flow information:
Cash paid for taxes	$551	$66

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
U.S. LISTED ETFs
Total ETFs (in millions)
Beginning of period assets	61,299	55,758	35,500	39,281	34,884
Inflows/(outflows)	(661)	6,598	748	19,457	580
Market appreciation/(depreciation)	(7,591)	(1,057)	(425)	(5,691)	359

End of period assets	53,047	61,299	35,823	53,047	35,823

Average assets during the period	59,572	61,153	35,554	55,705	34,518
Revenue Days	92	91	92	273	273

ETF Industry and Market Share (in billions)
ETF industry net inflows	44.3	41.4	48.8	141.2	121.0
WisdomTree market share of industry inflows	n/a	15.9%	1.5%	13.8%	0.5%

International Hedged Equity ETFs (in millions)
Beginning of period assets	39,222	33,925	12,557	17,760	13,348
Inflows	751	6,083	799	20,274	285
Market appreciation/(depreciation)	(5,365)	(786)	615	(3,426)	338

End of period assets	34,608	39,222	13,971	34,608	13,971

Average assets during the period	39,061	38,548	12,654	34,056	12,631

U.S. Equity ETFs (in millions)
Beginning of period assets	9,245	9,748	8,052	9,390	7,181
Inflows/(outflows)	(259)	(320)	84	(285)	494
Market appreciation/(depreciation)	(739)	(183)	(197)	(858)	264

End of period assets	8,247	9,245	7,939	8,247	7,939

Average assets during the period	8,876	9,664	8,067	9,436	7,655

International Developed Equity ETFs (in millions)
Beginning of period assets	4,829	4,323	5,340	3,988	3,864
Inflows/(outflows)	21	497	(452)	706	878
Market appreciation/(depreciation)	(456)	9	(394)	(300)	(248)

End of period assets	4,394	4,829	4,494	4,394	4,494

Average assets during the period	4,714	4,790	5,016	4,538	4,833

Emerging Markets Equity ETFs (in millions)
Beginning of period assets	6,244	6,068	7,606	6,187	7,448
Inflows/(outflows)	(1,013)	250	270	(928)	26
Market appreciation/(depreciation)	(943)	(74)	(381)	(971)	21

End of period assets	4,288	6,244	7,495	4,288	7,495

Average assets during the period	5,253	6,336	7,878	5,912	7,247

Fixed Income ETFs (in millions)
Beginning of period assets	956	904	1,376	1,152	1,906
Inflows/(outflows)	(85)	67	69	(228)	(515)
Market depreciation	(77)	(15)	(66)	(130)	(12)

End of period assets	794	956	1,379	794	1,379

Average assets during the period	884	929	1,385	944	1,522

Currency ETFs (in millions)
Beginning of period assets	573	565	406	599	979
Inflows/(outflows)	(63)	7	(35)	(100)	(605)
Market appreciation/(depreciation)	(5)	1	(9)	6	(12)

End of period assets	505	573	362	505	362

Average assets during the period	562	651	380	595	468

Alternative Strategy ETFs (in millions)
Beginning of period assets	230	225	163	205	158
Inflows/(outflows)	(13)	14	13	18	17
Market appreciation/(depreciation)	(6)	(9)	7	(12)	8

End of period assets	211	230	183	211	183

Average assets during the period	222	235	174	224	162

	Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Average ETF assets during the period
International hedged equity ETFs	66%	63%	36%	61%	37%
U.S. equity ETFs	15%	16%	23%	17%	22%
Emerging markets equity ETFs	9%	10%	22%	11%	21%
International developed equity ETFs	8%	8%	14%	8%	14%
Fixed income ETFs	1%	2%	4%	2%	4%
Currency ETFs	1%	1%	1%	1%	1%
Alternative strategy ETFs	0%	0%	0%	0%	1%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.95%	0.95%	0.94%	0.95%	0.94%
Emerging markets equity ETFs	0.72%	0.71%	0.68%	0.71%	0.67%
International developed equity ETFs	0.56%	0.56%	0.56%	0.56%	0.56%
International hedged equity ETFs	0.54%	0.54%	0.50%	0.54%	0.50%
Fixed income ETFs	0.51%	0.52%	0.55%	0.52%	0.55%
Currency ETFs	0.50%	0.50%	0.49%	0.50%	0.49%
U.S. equity ETFs	0.35%	0.35%	0.35%	0.35%	0.35%

Blended total	0.53%	0.53%	0.52%	0.53%	0.52%

Number of ETFs - end of the period
International developed equity ETFs	18	18	17	18	17
International hedged equity ETFs	17	16	12	17	12
U.S. equity ETFs	15	13	13	15	13
Fixed income ETFs	13	12	12	13	12
Emerging markets equity ETFs	8	8	7	8	7
Currency ETFs	6	6	6	6	6
Alternative strategy ETFs	2	2	2	2	2

Total	79	75	69	79	69

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets	384,089	288,801	113,244	165,018	96,817
Inflows	191,044	50,331	19,224	386,757	36,882
Market appreciation/(depreciation)	(143,874)	44,957	(9,258)	(120,516)	(10,489)

End of period assets	431,259	384,089	123,210	431,259	123,210

Average ETP advisory fee during the period	0.83%	0.82%	0.79%	0.83%	0.80%
Number of ETPs - end of the period	62	57	42	62	42

Total UCITS ETFs (in thousands)
Beginning of period assets****	228,588	45,846		16,179
Inflows	67,770	144,234		240,855
Market appreciation/(depreciation)	(31,906)	38,508		7,418

End of period assets	264,452	228,588		264,452

Average ETP advisory fee during the period	0.45%	0.44%		0.44%
Number of ETPs - end of the period	12	10		12

U.S. headcount	128	117	97	128	97
Non-U.S. headcount	34	29	20	34	20

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

****	UCITS first launched October 24, 2014

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include gross margin, gross margin percentage and our operating results for our US and European listed ETF businesses. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We disclose gross margin as a non-GAAP financial measurement to allow investors to analyze our revenues less the direct costs paid to third parties attributable to those revenues. We disclose the results of our US listed ETF business to allow investors to better compare our results to the prior year as in April 2014, we acquired Boost ETP, a UK based ETP sponsor.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended			For the Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2015	2015	2014	2015	2014
GAAP total revenue	$80,753	$81,559	$47,114	$222,453	$134,162
Fund management and administration	(10,519)	(11,208)	(8,465)	(31,895)	(25,451)
Third party sharing arrangements	(485)	(497)	(187)	(1,265)	(312)

Gross margin	$69,749	$69,854	$38,462	$189,293	$108,399

Gross margin percentage	86.4%	85.6%	81.6%	85.1%	80.8%

U.S. listed ETFs:

GAAP total revenue	$79,472	$80,647	$46,883	$219,699	$133,738
Fund management and administration	(9,666)	(10,462)	(8,139)	(29,861)	(24,932)
Third party sharing arrangements	(485)	(497)	(187)	(1,265)	(312)

Gross margin	$69,321	$69,688	$38,557	$188,573	$108,494

Gross margin percentage	87.2%	86.4%	82.2%	85.8%	81.1%